Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS DOUBLE-DIGIT PERCENTAGE INCREASES

IN QUARTERLY AND YEAR-OVER-YEAR EARNINGS,

AND CONTINUED GROWTH IN ASSETS, LOANS, AND DEPOSITS

October 25, 2017 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ:  MPB), the parent company of Mid Penn Bank (the “Bank”), today reported net income (earnings) of $2,249,000 or $0.53 per common share basic and diluted for the quarter ended September 30, 2017, compared to earnings of $1,901,000 or $0.45 per common share basic and diluted for the quarter ended September 30, 2016.  The earnings per share (EPS) for the third quarter of 2017 represent an 18 percent increase when compared to the EPS for the third quarter of 2016. On a non-GAAP basis, Mid Penn’s earnings for the quarter ended September 30, 2017, when excluding the after-tax impact of merger-related expenses, were $2,474,000 or $0.58 per common share basic and diluted.

For the nine months ended September 30, 2017, Mid Penn’s earnings were $6,588,000 or $1.56 per common share basic and diluted, compared to earnings of $5,728,000 or $1.35 per common share basic and diluted for the same period in 2016.  The EPS for the nine months ended September 30, 2017 reflect an increase of over 15 percent compared to the same period in 2016.  On a non-GAAP basis, Mid Penn’s earnings for the nine months ended September 30, 2017, when excluding the after-tax impact of merger-related expenses, were $7,020,000 or $1.66 per common share basic and diluted.

Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Measures (Unaudited)” for a discussion of our use of non-GAAP adjusted financial information which include tables reconciling GAAP and non-GAAP adjusted financial measures for the periods ended September 30, 2017 and 2016.

Mid Penn also reported total assets of $1,153,373,000 as of September 30, 2017, an increase of $120,774,000 or 12 percent compared to total assets of $1,032,599,000 as of December 31, 2016.  In the first nine months of 2017, Mid Penn realized favorable loan growth, primarily in commercial relationships, of $63,462,000 or an annualized growth rate of over 10 percent since December 31, 2016.  This asset and loan growth was principally funded by an increase in deposits of $91,302,000 or an annualized growth rate of over 13 percent since year-end 2016.

As previously announced, on March 29, 2017, Mid Penn and the Bank entered into a merger agreement with The Scottdale Bank & Trust Company (“Scottdale”) under which Scottdale will merge with and into Mid Penn Bank, with Mid Penn Bank remaining as the surviving entity.  The parties have been working closely together to obtain the required regulatory and shareholder approvals to move forward with the transaction and integration activities contemplated by the merger agreement.  Both banks are holding special shareholder meetings on November 17, 2017, to vote to adopt the merger agreement.  The meeting of Mid Penn shareholders will be held beginning at 9:00 a.m., local time, at the Halifax Area Ambulance and Rescue Association, Inc., 31 Bunker Hill Road, Halifax, Pennsylvania.  The meeting of Scottdale shareholders will be held at 2:00 p.m., local time, at the Pleasant Valley Country Club, 440 Pleasant Valley Road, Connellsville, Pennsylvania.

PRESIDENT’S STATEMENT

I am pleased to report Mid Penn's financial results for the three and nine months ended September 30, 2017, which reflect double-digit percentage increases in earnings for both the quarter and year-to-date as compared to the same periods in 2016.  Our earnings for the nine months ended September 30, 2017, when excluding the after-tax impact of merger-related expenses increased 23 percent compared to earnings for the nine months ended September 30, 2016.  Our earnings for the third quarter of 2017, when excluding the after-tax impact of merger-related expenses, reflect an over 30 percent increase compared to the third quarter of 2016.  Our ability to continue to produce and report these phenomenal results represent the commitment of our entire Mid Penn team to grow high quality loans funded by low cost deposits, to grow fee-based revenues, to improve asset quality, and to control operating expenses while investing in important technologies to enhance the customer experience and efficient operation of our Bank.

Given these favorable quarterly results, on October 25, 2017 the Board of Directors declared a cash dividend of $0.13 per common share of Mid Penn stock, payable November 27, 2017 to shareholders of record as of November 8, 2017.

We are grateful to be a part of the communities we serve, and look forward to building new and existing relationships with our commercial, retail, and wealth management customers, both organically and through the expansion of our operating footprint.  We look forward to our special meeting of shareholders on November 17th, as we are confident that our shareholders and those of Scottdale will affirm the decision of our Boards to approve the merger in the best interests of both organizations.  We also are finishing the construction of our newest branch in Halifax, PA, which we expect to begin serving customers in the first quarter of 2018.

These are exciting times for Mid Penn, both given the continued favorable core performance reflected in our results through September 30, 2017, and as we look towards the opportunities awaiting us for the remainder of 2017 and into the new year and beyond.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income was $9,516,000 for the three months ended September 30, 2017, an increase of $758,000 or 9 percent compared to net interest income of $8,758,000 for the three months ended September 30, 2016.  Through the first nine months of 2017, net interest income was $28,101,000, an increase of $2,385,000 or 9 percent compared to net interest income of $25,716,000 for the same period in 2016.

For the three months ended September 30, 2017, Mid Penn’s tax-equivalent net interest margin was 3.64% compared to 3.71% for the three months ended September 30, 2016.  For the nine months ended September 30, 2017, Mid Penn’s tax-equivalent net interest margin was 3.73% versus 3.83% for the nine months ended September 30, 2016.  The decrease in the net interest margin year over year was primarily attributed to the lower yield earned on the investment portfolio.  For the first nine months of 2017, the overall investment portfolio yield was 2.35%, compared to an investment portfolio yield of 2.93% for the same period in 2016.  The reduction was attributed to Mid Penn establishing an $82,625,000 held-to-maturity investment portfolio including lower-risk and lower-yielding U.S. Treasury notes and U.S. agency mortgage-backed securities in the first quarter of 2017.  The held-to-maturity portfolio was established to support the Bank’s growth in public fund deposit pledging requirements.

Noninterest Income

During the three months ended September 30, 2017, noninterest income was $1,564,000 reflecting an increase of $145,000 or 10 percent compared to noninterest income of $1,419,000 for the three months ended September 30, 2016.  For the nine months ended September 30, 2017, noninterest income totaled $4,362,000, an increase of $313,000 or 8 percent, compared to noninterest income of $4,049,000 for the same period in 2016.

Mid Penn increased its origination and sales activities related to Small Business Administration (“SBA”) loans, resulting in gains of $703,000 from related loan sales during the first nine months of 2017, an increase of $349,000 or 99 percent compared to SBA loan sales gains of $354,000 for the first nine months of 2016.  More qualified small business borrowers continue to take advantage of Mid Penn’s Preferred Lender status with the SBA.

Income from fiduciary activities was $613,000 for the first nine months of 2017, an increase of $264,000 or 76 percent compared to fiduciary income of $349,000 during the same period in 2016.  These additional revenues were attributed to trust assets under management significantly increasing over the past twelve months as a result successful business development efforts by Mid Penn’s expanded team of trust and retail investment officers.

For the nine months ended September 30, 2017, service charges on deposits were $554,000, an increase of $70,000 or 14 percent, compared to service charges of $484,000 for the nine months ended September 30, 2016.  This upturn was driven by an increase in the volume of transactional deposit accounts, and by an increase in charges collected including overdraft fees.

ATM debit card interchange income was $689,000 for the nine months ended September 30, 2017, an increase of $66,000 or 11 percent compared to interchange income of $623,000 for the same period in 2016.  The additional income is a result of an increased volume of transactional checking accounts and an increase in Mid Penn Bank ATM debit card transactions across our market area.

Net gains on sales of securities were $42,000 for the first nine months of 2017, a decrease of $371,000 or 90 percent compared to net gains on sales of securities of $413,000 during the same period ended September 30, 2016.  During the first nine months of 2016, Mid Penn took advantage of favorable fixed income investment market conditions and increased fair values on several securities to reposition some of its investment portfolio, including selling a large volume of longer-term and rate-sensitive CMOs, as well as certain municipal bonds and agency notes.

Noninterest Expense

During the three months ended September 30, 2017, noninterest expenses totaled $7,960,000, an increase of $795,000 or 11 percent compared to noninterest expenses of $7,165,000 for the three months ended September 30, 2016.  For the nine months ended September 30, 2017, noninterest expenses totaled $23,320,000, an increase of $2,242,000 or 11 percent compared to noninterest expenses of $21,078,000 for the first nine months in 2016.

Salaries and employee benefits expense increased $1,238,000 or 11 percent during the first nine months of 2017 versus the same period in 2016, with the increase attributable to (i) the addition of lending personnel, credit support staff, and executive management in alignment with Mid Penn’s core banking growth, (ii) added retail staff for three new branch offices at Oregon Pike, New Holland, and Orwigsburg, all of which opened after September 30, 2016, and (iii) increased healthcare costs from Mid Penn’s self-funded medical plan during the first nine months of 2017.

Occupancy expenses for the nine months ended September 30, 2017 increased $330,000 or 21 percent compared to the same period in 2016.  In the twelve months since September 30, 2016, Mid Penn added facility operating costs associated with opening the above-noted three new branch offices, as well as loan production offices in Lancaster and Franklin Counties in Pennsylvania.

Mid Penn’s FDIC assessment increased by $151,000 or 35 percent from $434,000 during the nine months ended September 30, 2016, to $585,000 during the nine months ended September 30, 2017, due to the Company’s growing deposits and assets, which increased the base amount used to determine the FDIC insurance assessment.

Legal and professional fees for the nine months ended September 30, 2017 increased by $69,000 or 13 percent compared to the same period in 2016 due to increased legal and professional fees for wealth management, audit, and public relations activities.

Software licensing fees increased by $81,000 or 8 percent from $1,015,000 during the nine months ended September 30, 2016, to $1,096,000 during the nine months ended September 30, 2017.  The increase is a result of additional costs to upgrade internal systems to better serve our customers, as well as increases in per-transaction and per-account data processing fees as our customer base and transaction volume grow.

Pennsylvania bank shares tax expense decreased $106,000 or 17 percent during the nine months ended September 30, 2017 versus the same period in 2016, due to the additional Pennsylvania-eligible tax credits generated from Mid Penn’s donations to support education and economic development throughout the markets it serves.

FINANCIAL CONDITION

Loans

Total loans at September 30, 2017 were $877,386,000 compared to $813,924,000 at December 31, 2016, an increase of $63,462,000 or 8 percent (or 10 percent on an annualized basis).  The main driver of Mid Penn’s loan growth continues to be commercial loans, including both commercial and industrial financing, and commercial real estate credits.

Deposits

Total deposits increased $91,302,000 or over 9 percent (13 percent on an annualized basis), from $935,373,000 at December 31, 2016 to $1,026,675,000 at September 30, 2017, due to both retail branch deposit growth and cash management sales efforts.

Investments

Mid Penn added a held-to-maturity pool to its overall investment portfolio during the first nine months of 2017, and at September 30, 2017, had $82,625,000 of amortized cost invested in held-to-maturity securities.  No securities were designated as held-to-maturity at December 31, 2016.  Mid Penn’s total available-for-sale securities portfolio decreased $37,112,000 or 28 percent, from $133,625,000 at December 31, 2016 to $96,513,000 at September 30, 2017, as some available-for-sale investments were sold to fund both the held-to-maturity pool and loan growth.

Capital

Shareholders’ equity increased by $6,924,000 or 10 percent, from $70,467,000 at December 31, 2016 to $77,391,000 at September 30, 2017.  The increase during the first nine months of 2017 was attributed to both (i) growth in retained earnings through an increase in year-to-date net income and (ii) other comprehensive income primarily due to the after-tax unrealized appreciation in the value of the available-for-sale investment portfolio since December 31, 2016.  Regulatory capital ratios for both Mid Penn and the Bank exceeded regulatory “well-capitalized” levels at both September 30, 2017 and December 31, 2016.

ASSET QUALITY

Total nonperforming assets were $8,523,000 at September 30, 2017, compared to $5,759,000 at December 31, 2016 and $6,026,000 at September 30, 2016.  The ratio of nonperforming assets to total loans and other real estate was 0.97% as of September 30, 2017, compared to 0.71% as of December 31, 2016, and 0.76% as of September 30, 2016.  The increase in nonperforming assets is primarily due to one larger loan relationship totaling $4.5 million, with a $150,000 specific allowance allocation, being placed on nonaccrual status during the third quarter of 2017.  Mid Penn had net loan recoveries of $94,000 for the nine months ended September 30, 2017, compared to net loan charge-offs of $6,000 during the same period of 2016.  During the first nine months of 2017, Mid Penn successfully recovered principal from continued collection and workout efforts on previously impaired loan relationships, including a $318,000 recovery from a loan that was partially charged-off in 2010.

Management performs a monthly evaluation of the adequacy of the loan and lease loss allowance and based on this evaluation, no loan loss provision was recorded for the three months ended September 30, 2017, compared to a loan loss provision of $585,000 for the three months ended September 30, 2016.  For the nine months ended September 30, 2017, the recorded loan loss provision was $225,000 compared to a loan loss provision of $1,320,000 for the nine months ended September 30, 2016.  The significant net principal recoveries during the nine months ended September 30, 2017 added $94,000 to the allowance for loan loss balance.  Additionally, during the nine months ended September 30, 2017, Mid Penn had favorable workouts of certain impaired credits which reduced the amount of required specific allocations in the allowance.  The allowance for loan and lease losses as a percentage of total loans was 0.86% at September 30, 2017, compared to 0.88% at December 31, 2016, and 0.95% at September 30, 2016.  Loan loss reserves as a percentage of nonperforming loans were 88% at September 30, 2017, compared to 130% at December 31, 2016, and 135% at September 30, 2016.  Management believes, based on information currently available, that the allowance for loan and lease losses of $7,502,000 is adequate as of September 30, 2017 to cover specifically identifiable loan losses as well as estimated losses inherent in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except per share data)	September 30,	December 31,	Change
	2017	2016	$	%

Total Assets	$1,153,373	$1,032,599	$120,774	11.7%
Total Loans	877,386	813,924	63,462	7.8%
Total Deposits	1,026,675	935,373	91,302	9.8%
Total Equity	77,391	70,467	6,924	9.8%
Tangible Book Value per Share *	17.22	15.59	1.62	10.4%

* Non-GAAP measure calculated in tables below

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended				Nine months ended
(Dollars in thousands, except	September 30,		Change		September 30,		Change
per share data)	2017	2016	$	%	2017	2016	$	%

Net Interest Income	$9,516	$8,758	$758	8.7%	$28,101	$25,716	$2,385	9.3%
Net Income	$2,249	$1,901	$348	18.3%	$6,588	$5,728	$860	15.0%
Basic Earnings per Common Share	$0.53	$0.45	$0.08	17.8%	$1.56	$1.35	$0.21	15.6%
Return on Average Equity	11.61%	10.12%	N/A	14.8%	11.90%	10.54%	N/A	12.9%
Adjusted Efficiency Ratio *	68.39%	68.62%	N/A	-0.3%	68.61%	68.59%	N/A	0.0%

* Non-GAAP measure calculated in tables below

CAPITAL RATIOS (Unaudited):

			To Be Well-Capitalized
			Under Prompt
			Corrective Action
	September 30, 2017	December 31, 2016	Provisions:

Leverage Ratio	6.8%	6.8%	5.0%
Common Tier 1 Capital (to Risk Weighted Assets)	8.9%	9.1%	6.5%
Tier 1 Capital (to Risk Weighted Assets)	8.9%	9.1%	8.0%
Total Capital (to Risk Weighted Assets)	10.7%	11.0%	10.0%

RECONCILIATION OF NON-GAAP MEASURES (Unaudited:)

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is our book value.  We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.  Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.  We believe that the adjusted efficiency ratio is useful to investors because, by removing the impact of foreclosed assets and non-recurring merger-related expenses, it allows investors to more easily compare our efficiency to other companies and banks in the industry.  We believe earnings per share excluding the after-tax impact of merger-related expenses provides important supplemental information in evaluating Mid Penn’s operating results because these charges are not incurred as a result of ongoing operations.  Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

RECONCILIATION OF NON-GAAP MEASURES, CONTINUED (Unaudited:)

Tangible Book Value per Share
	September 30,	December 31,
(Dollars in thousands, except per share data)	2017	2016

Shareholder's Equity	$77,391	$70,467
Less: Goodwill	3,918	3,918
Less: Core Deposit and Other Intangibles	460	539
Numerator	$73,013	$66,010

Common Shares Issued and Outstanding	4,240,754	4,233,297

Tangible Book Value per Share	$17.22	$15.59

Adjusted Efficiency Ratio	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2017	2016	2017	2016

Noninterest Expense	$7,960	$7,165	$23,320	$21,078
Less: Loss on Sale or Write-down of Foreclosed Assets	-	26	88	158
Less: Nonrecurring Merger and Acquisition Expenses	243	-	467	-
Noninterest Expense - Numerator	$7,717	$7,139	$22,765	$20,920

Net Interest Income (fully tax equivalent)	$9,741	$9,185	$28,859	$26,952
Plus: Noninterest Income	1,564	1,419	4,362	4,049
Less: Nonrecurring Income (1)	22	200	42	499
Denominator	$11,283	$10,404	$33,179	$30,502

Adjusted Efficiency Ratio	68.39%	68.62%	68.61%	68.59%

(1)

Consists of the net gain on sale of investment securities for the three and nine months ended September 30, 2017 and the three months ended September 30, 2016.  The nine months ended September 30, 2016 includes the net gain on the sale of investment securities as well as $86,000 from the gain on sale of insurance policies upon the dissolution of Mid Penn Insurance Services, LLC which is included in other income on the Consolidated Statement of Income.

Earnings Per Share Excluding After-Tax Impact of
Merger Related Expenses	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2017	2016	2017	2016

Net Income	$2,249	$1,901	$6,588	$5,728
Plus: Merger and Acquisition Expenses	243	-	467	-
Less: Tax Effect of Merger and Acquisition Expenses	18	-	35	-
Net Income Excluding After-Tax Impact of Merger-Related Expenses - numerator	$2,474	$1,901	$7,020	$5,728

Weighted Average Shares Outstanding - denominator	4,237,965	4,230,181	4,236,604	4,228,308

Earnings Per Share Excluding After-Tax Impact of Merger Related Expenses	$0.58	$0.45	$1.66	$1.35

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	September 30, 2017	December 31, 2016
ASSETS
Cash and due from banks	$25,122	$13,493
Interest-bearing balances with other financial institutions	2,490	2,003
Federal funds sold	28,572	30,477
Total cash and cash equivalents	56,184	45,973

Investment securities available for sale, at fair value	96,513	133,625
Investment securities held to maturity, at amortized cost (fair value $82,716 and $0)	82,625	—
Loans held for sale	1,778	1,959
Loans and leases, net of unearned interest	877,386	813,924
Less: Allowance for loan and lease losses	(7,502)	(7,183)
Net loans and leases	869,884	806,741

Bank premises and equipment, net	14,260	11,074
Bank premises and equipment held for sale	—	1,894
Cash surrender value of life insurance	12,977	12,780
Restricted investment in bank stocks	3,735	2,443
Foreclosed assets held for sale	33	224
Accrued interest receivable	4,159	3,928
Deferred income taxes	2,321	4,286
Goodwill	3,918	3,918
Core deposit and other intangibles, net	460	539
Other assets	4,526	3,215
Total Assets	$1,153,373	$1,032,599
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$155,574	$122,811
Interest-bearing demand	359,236	317,533
Money Market	242,077	252,271
Savings	62,258	60,163
Time	207,530	182,595
Total Deposits	1,026,675	935,373

Short-term borrowings	20,000	—
Long-term debt	13,409	13,581
Subordinated debt	7,421	7,414
Accrued interest payable	940	515
Other liabilities	7,537	5,249
Total Liabilities	1,075,982	962,132

Shareholders' Equity:
Common stock, par value $1.00; authorized 10,000,000 shares;
4,240,754 and 4,233,297 shares issued and outstanding at
September 30, 2017, and at December 31, 2016, respectively	4,241	4,233
Additional paid-in capital	40,846	40,688
Retained earnings	33,334	28,399
Accumulated other comprehensive loss	(1,030)	(2,853)
Total Shareholders’ Equity	77,391	70,467
Total Liabilities and Shareholders' Equity	$1,153,373	$1,032,599

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
INTEREST INCOME
Interest and fees on loans and leases	$10,213	$9,134	$29,864	$26,846
Interest on interest-bearing balances	5	2	12	11
Interest and dividends on investment securities:
U.S. Treasury and government agencies	617	339	1,636	972
State and political subdivision obligations, tax-exempt	240	550	820	1,562
Other securities	52	64	159	236
Interest on federal funds sold	23	36	97	54
Total Interest Income	11,150	10,125	32,588	29,681
INTEREST EXPENSE
Interest on deposits	1,425	1,162	3,906	3,293
Interest on short-term borrowings	30	—	43	15
Interest on long-term and subordinated debt	179	205	538	657
Total Interest Expense	1,634	1,367	4,487	3,965
Net Interest Income	9,516	8,758	28,101	25,716
PROVISION FOR LOAN AND LEASE LOSSES	—	585	225	1,320
Net Interest Income After Provision for Loan and Lease Losses	9,516	8,173	27,876	24,396
NONINTEREST INCOME
Income from fiduciary activities	217	104	613	349
Service charges on deposits	175	171	554	484
Net gain on sales of investment securities	22	200	42	413
Earnings from cash surrender value of life insurance	65	65	196	200
Mortgage banking income	230	266	646	698
ATM debit card interchange income	233	214	689	623
Merchant services income	84	89	250	241
Net gain on sales of SBA loans	262	89	703	354
Other income	276	221	669	687
Total Noninterest Income	1,564	1,419	4,362	4,049
NONINTEREST EXPENSE
Salaries and employee benefits	4,277	3,982	12,666	11,428
Occupancy expense, net	631	496	1,872	1,542
Equipment expense	398	412	1,149	1,258
Pennsylvania bank shares tax expense	170	197	500	606
FDIC Assessment	197	134	585	434
Legal and professional fees	218	130	584	515
Marketing and advertising expense	139	146	377	369
Software licensing	397	350	1,096	1,015
Telephone expense	120	135	379	420
Loss on sale or write-down of foreclosed assets	—	26	88	158
Intangible amortization	25	31	78	102
Merger and acquisition expense	243	—	467	—
Other expenses	1,145	1,126	3,479	3,231
Total Noninterest Expense	7,960	7,165	23,320	21,078
INCOME BEFORE PROVISION FOR INCOME TAXES	3,120	2,427	8,918	7,367
Provision for income taxes	871	526	2,330	1,639
NET INCOME	$2,249	$1,901	$6,588	$5,728

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$0.53	$0.45	$1.56	$1.35
Cash Dividends Paid	$0.13	$0.12	$0.49	$0.46

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; the impact of Mid Penn’s announced combination with The Scottdale Bank & Trust Company; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.